                                                                    Exhibit 10.3

Option No. NSO-______

                                 Inspire Pharmaceuticals, Inc.

                           Non-statutory Stock Option

     Inspire Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, as an incentive and inducement to ______________________ (the "Optionee"),who is presently [an employee of or a director of or a consultant of] the Company, to devote [his or her] best efforts to the affairs of the Company, which incentive and inducement the Board of Directors of the Company (the "Board") has determined to be sufficient consideration for the grant of this Option, hereby grants to the Optionee the right and option (the "Option") to purchase from the Company up to _____________ shares of its Common Stock, $0.001 par value (the "Stock"). This Option is granted under, and is subject to, the provisions of the Company's 1995 Stock Plan, as amended from time to time (the "Plan"), and shall be exercisable only on the following terms and conditions:

1. The price ("Strike Price") to be paid for each share of Stock upon exercise of the whole or any part of this Option shall be $0._____. [fill in price which may be less than 100 percent of the fair market value of a share of Stock on the date of grant]

2. This Option may be exercised, at any time after ________________ (a "Vesting Date"), as to __________ shares, then for ______ months thereafter on the _____ day of each month (each, a "Vesting Date"), this Option may be exercised as to __________ shares, and on the final month of vesting, this Option may be exercised as to the remaining _________ shares (the "Exercise Period"); provided, however, that this Option may not be exercised as to any shares after the expiration of _________ years [FILL IN A DATE WHICH IS NOT MORE THAN 11 YEARS AFTER THE DATE OF GRANT] from the date hereof.

3. This Option may be exercised at any time and from time to time, subject to the limitation of Section 2 above, up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares. Written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised and a date not later than fifteen days after the date of the delivery of such notice as the date on which the Optionee will take up and pay for such shares. On the date specified in such notice, the Company will deliver to the Optionee a certificate for the number of shares with respect to which the Option is being exercised against payment therefor in cash or by certified check.

4. The Optionee shall not be deemed, for any purpose, to have any rights whatever in respect of Option Shares to which the Option shall not have been exercised and payment made as aforesaid. The Optionee shall not be deemed to have any rights to continued employment by virtue of this Option.

5. In the event that the Board, in its discretion, determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the

Stock such that adjustment is required in order to preserve the benefits or potential benefits of this Option, the maximum aggregate number and kind of shares or securities of the Company subject to this Option, and the Strike Price of this Option, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of Option Shares or other securities subject to this Option and the proportionate interest of the Optionee shall be maintained as before the occurrence of such event.

6. In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Optionee shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares, securities or property as he or she would have been entitled to receive upon the occurrence of such event if he or she had been, immediately prior to such event, the owner of the number of Option Shares. In lieu of the foregoing, however, the Board may upon written notice to the Optionee provide that, unless theretofore exercised, this Option shall expire as of the earlier of the Expiration Date or the date specified in such notice which may not be less than 20 days after the date of such notice. In connection with such notice, the Board may in its discretion accelerate or waive any deferred Vesting Date.

[CHOOSE OPTION 1 OR OPTION 2 FOR PARAGRAGH 7:

[OPTION 1 - PERMITS LIFETIME TRANSFERS (TO BE USED ONLY FOR OFFICERS AND DIRECTORS):

7. This Option shall be transferable by the Optionee, in whole or in part, subject to the following:

     (a) Lifetime transfers may only be made to the Optionee=s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent of the voting interests.

     (b) To the extent that this Option has not been exercised or transferred during the Optionee's lifetime, after the Optionee's death, the Option shall be exercisable only by the person or persons entitled to do so under the Optionee's last will and testament or if the Optionee fails to make a testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution.

     (c) The Board shall have the right to require evidence to its satisfaction of the rights of any person or persons seeking to exercise the Option hereunder (e.g., an authenticated copy of the will).
                     ----

     (d) Transfers may be made only to the extent permitted by or under any rules and conditions as imposed by the Board.

     (e)  No consideration may be given for any transfer.

     (f) Subsequent transfers of this Option following its initial transfer or transfer of an interest in an entity to which this Option has been transferred are prohibited except those in accordance with this Section or by will or the laws of descent and distribution.

     (g) In no event shall the Option be exercisable by any person described above to a greater extent than it could have been exercised by the Optionee at that time or immediately prior to his or her death or the effective date of his or her termination of employment due to Disability, as defined in Section 22(e)(3) of the Code (as applicable).

     (h) Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     (i) Any transferee described above shall be treated as the Optionee for purposes of all other provisions of this Option Agreement and the terms of the Plan.]

[OPTION 2 -- DOES NOT PERMIT LIFETIME TRANSFERS (TO BE USED FOR ALL OTHER NQSO GRANTS):

7. During the Optionee's lifetime, this Option shall be exercisable only by such Optionee or, in the case of his or her legal incapacity, his or her guardian or legal representative. This Option shall be transferable by the Optionee only by will or the laws of descent and distribution. After the Optionee's death, the Option shall be exercisable only by the person or persons entitled to do so under the Optionee's last will and testament or if the Optionee fails to make a testamentary disposition of the Option or dies intestate, by the person or persons entitled to receive the Option under any applicable laws of descent and distribution. In no event shall the Option be exercisable by any such transferee described above to a greater extent than the Option could have been exercised by the Optionee immediately prior to his or her death or the effective date of his or her termination of employment due to Disability, as defined in Section 22(e)(3) of the Code (as applicable). The Board shall have the right to require evidence to its satisfaction of the rights of any person or persons seeking to exercise the

Option hereunder, e.g., an authenticated copy of the will. Any attempted
                  ---
assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. Any transferee described above shall be treated as the Optionee for purposes of all other provisions of this Option Agreement and the terms of the Plan.]

8. If the Optionee [employment or consulting relationship or directorship] terminates during the Exercise Period, such period The Exercise Period shall be adjusted as follows, except that in no event shall the Exercise Period be extended beyond the Expiration Date:

     (a) The Exercise Period shall end immediately upon the date of the Optionee's breach of any agreement, covenant or representation by and between the Optionee and the Company, including but not limited to any promise or warrant made as consideration for this amendment or the terms of any severance agreement.

     (b) The Exercise Period shall end immediately upon the Optionee=s illegal or improper conduct that injures or impairs the reputation, goodwill, or business of the Company, involves the misappropriation of funds of the Company, or the misuse of data, information or documents acquired in connection with employment by the Company, or violates any other directive or policy promulgated by the Company.

[OPTION 1 - USE FOR EMPLOYEES:

     (c) The Exercise Period shall end immediately upon the effective date of the Optionee's termination of employment by his or her: (i) voluntary resignation in violation of any agreement to remain in the employ of the Company; (ii) involuntary "Discharge for Cause"for reasons which may include, without limitation, any illegal or improper conduct that injures or impairs the reputation, goodwill, or business of the Company, involves the misappropriation of funds of the Company, or the misuse of data, information or documents acquired in connection with employment by the Company, or violates any other directive or policy promulgated by the Company; (iii) resignation in anticipation of Discharge for Cause; or (iv) resignation accepted by the Company in lieu of a formal Discharge for Cause.]

[OPTION 2 - USE FOR DIRECTORS AND CONSULTANTS:

     (c) The Exercise Period shall end immediately upon the effective date of the Optionee's termination of his or her consulting or director relationship with the Company in violation of any agreement to remain in the service of the Company; (ii) involuntary termination of the relationship for reasons which may include, without limitation, any illegal or improper conduct that injures or impairs the reputation, goodwill, or business of the Company, involves the misappropriation of funds of the Company, or the misuse of data, information or documents acquired in connection with service for the Company, or violates any other directive or policy promulgated by the Company; or (iii) voluntary termination of the relationship in anticipation of involuntary termination.]

9.   It shall be a condition of exercise hereunder that:

     (a) The Company may, in its discretion, require that in the opinion of counsel for the Company the proposed purchase of Option Shares shall be exempt from registration under the Securities Act of 1933, as amended;

     (b) The Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both;

     (c) The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with the applicable law, rule or regulation;

     (d) The Optionee shall execute and deliver to the Company a counterpart of the Amended and Restated Stockholders Agreement among the Company and certain of its stockholders dated March 10, 1995, and any amendment thereto or restatement or replacement thereof, pursuant to which the Optionee shall be subject to all provisions therein applicable to holders of Common Stock of the Company; and

     (e) The Option shall, if the Company so requests, provide payment of all state and federal taxes imposed upon the exercise of this Option and the issue of the shares covered hereby.

10. This Option is issued pursuant to the terms of the Plan. This Certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. Copies of the Plan may be obtained upon written request without charge from the Treasurer of the Company.

11. This Option may be amended only by a written agreement executed by the Company and the Optionee. The Company and the Optionee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or the Optionee. In that event, the Company and the Optionee agree that this Option may be amended as necessary to secure for the Company and the Optionee any benefits that may result from that legislation. Any amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

                                     * * *

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officers on its behalf as of _____________________.


                                    INSPIRE PHARMACEUTICALS, INC.


                                    By:_________________________________

                                    Title:_________________________________